Exhibit 10.1
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AGREEMENT
BY AND BETWEEN
INTERXION (SCHWEIZ) AG
SÄGEREISTRASSE 29
8152 GLATTBRUGG
AND
BEACON SOLUTIONS AG
GLARNERSTRASSE 88
8854 SIEBNEN SZ
FOR DESIGN AND CONSTRUCTION
OF
THE DATA CENTER “ZUR 1.3”
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Table of Contents
0. Definitions and interpretation
1. Order of Precedence
2. Object of agreement
3. Preparation of the Works
4. Performance and completion of the Works
5. Changes to the Works
6. Lump Sum Price and payment of Changes
7. Adjustments to the relevant Practical Completion Date
8. Late completion of the Works
9. Contractor’s Representative
10. Employer’s Representative
11. Supervision of the Works
12. Commissioning
13. Final Inspection of the Works and of Changes for the relevant Phase
14. Guarantee of PUE Factor
15. Defect Liability Period
16. Contractor’s Liability
17. Employer’s Liability
18. Intentionally omitted
19. Effective date of the Agreement
20. Insurance
21. Force Majeure
22. Suspension of Obligations and Termination of the Agreement
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23. Representations and Warranties
24. Notices; Representatives
25. Assignment
26. Sub-contracting
27. Confidentiality
28. Miscellaneous
29. Dispute and Applicable Law
30. Appendices
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This AGREEMENT (hereinafter referred to as “the Agreement”) made on this 5th November 2009 at Zurich, Switzerland, is entered into
BY AND BETWEEN
Interxion (Schweiz) AG a company organised and existing under the laws of Switzerland having its registered office at Sägereistrasse 29, 8152 Glattbrugg, Schweiz, represented in this act by its duly authorised legal representative, {*.}
(Hereinafter referred to as the “Employer”)
— AND —
BEACON Solutions AG, a company organised and existing under the laws of Switzerland, having its registered office at Glarnerstrasse 88, 8854 Siebnen SZ represented in this act by its duly authorised legal representatives, {*.}
(Hereinafter referred to as the “Contractor”)
(Hereinafter Employer and Contractor are collectively referred to as the “Parties”)
WHEREAS:
a)	The Employer wishes to have performed certain Works (as defined below) for the construction of a Data Center (as defined below) at Sägereistrasse 29, 8152 Glattbrugg, Switzerland (also named “Zur1.3”) for which he has issued to the Contractor his requirements (as reflected in Appendix 1 “Employer’s Requirements”) for the design, performance and the completion of the Works;

b)	The construction of the Data Center will be subdivided into two phases:
(i)	Phase 1 (as defined below); and

(ii)	Phase 2 (as defined below)
c)	The Employer wants to have certainty about the total cost of the Works prior to commencing the Works, as well as about the time of completion of the Works and is therefore only interested in the performance and completion of the Works by the Contractor if the Contractor can warrant that performance and completion of the Works will be done for the Lump Sum Price, in accordance with the Time Schedule and in accordance with the maximum agreed PUE Factor of {*} (as defined below);
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d)	The Contractor, having received the Employer’s Requirements (as defined below), has submitted to the Employer a Proposal (as defined below) to perform and complete the Works in accordance with these requirements and the Floor Plan (as defined below).
THEREFORE THE PARTIES AGREE AS FOLLOWS
0.	Definitions and interpretation

Changes:	The alteration or modification of or the addition to the scope of the Works, including but not limited to:

• the addition, omission or substitution of (any part of) the Works;

• the alteration of the nature or standard of any materials or goods to be used in the performance and completion of the Works;

• the removal from the Site of (any part of) the Works or materials or goods brought thereon by the Contractor for the purposes of the Works.

Change Request:	A written request from Employer for an offer from Contractor to perform certain Changes, a copy of which is attached as Appendix 8.

Contract Commencement Date:	The signing date of this Agreement.

Contract Documents:	This Agreement together with the Appendices as listed in the Agreement.

Construction Period:	The Period starting on the Contract Commencement Date and ending on the Practical Completion of Phase 2.

Contractor’s Representative:	The person, named in clause 24.3 of the Agreement, employed, or otherwise engaged by the Contractor for the purpose of receiving of issuing of all applications, consents, instructions, notices, requests or statements or other acts with regard to the Agreement, in accordance with clause 9, or such other person as the Contractor may appoint in his place.

Data Centre:	The combination of the Site, structural and electrical infrastructure and operational management at the Site necessary for Employer to provide his services to his customers.
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Design Documents:	A set of documents, including the Employer’s Requirements and the drawings and specifications as prepared by the Contractor prior to the commencement of the Works showing the detailed structural design of the Works, the mechanical and electrical design, as well as the product specifications of all the equipment installed by the Contractor as part of the Works.

Defect Liability Period:	A period starting, for each of the two Phases separately, on the date of the Practical Completion Certificate for the relevant Phase and ending in accordance with clause 15 below, for the duration of which the Contractor guarantees all Works of the relevant Phase to be free from any defects.

Electronic Message:	A set of segments, prepared in a computer readable format and capable of being automatically and unambiguously processed, sent through the internet.

Employer’s Representative:	The person, named in clause 24.3 of the Agreement, employed, or otherwise engaged by the Employer for the purpose of receiving or issuing of all applications, consents, instructions, notices, requests or statements or other acts with regard to the Agreement, in accordance with and subject to clause 10, or such other person as the Employer may appoint in his place.

Employer’s Requirements:	Appendix 1 to the Agreement.

Floor Plan:	Appendix 6 to the Agreement, outlining the basic structural design of the Site as well as its sizing.

Insurance Certificate:	Appendix 11 to this Agreement.

Insured Risks:	Loss or damage by dust, water, vibration, fire, storm, lightning, flood, earthquake, explosion, non-hostile aircraft and parts of aircraft and articles dropped from such aircraft, riot and civil commotion, malicious damage, bursting and overflowing of water pipes, tanks and other apparatus and impact by road vehicles, and such other risks as would be prudent for a Contractor, acting reasonably and in accordance with industry standards, to insure against.
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Lump Sum Price:	The total and exclusive compensation for the performance, completion and handing over of the Works and all relating services by the Contractor, including any duties payable to local or national authorities, and composed of a lump sum amount for Phase 1 and a lump sum amount for Phase 2.

Minor Defects:	Defects in the Works that are of trivial nature only and that do not prevent Practical Completion, and do not have any adverse effect on the ability of the Employer to commence the commissioning of and/or to operate the Data Centre.

Operating and Maintenance
Documentation and as-Built
drawings:	Appendix 13 to this Agreement.

Payment Schedule:	Appendix 5 to the Agreement.

Phase 1:	The phase including the design, preparation, performance, completion and inspection of such part of the Works as further described in Appendix 1, including all relating ancilliary or completing works and services, and as to be rendered by the Contractor in observance of the Practical Completion Date for Phase 1 as set forth in the Time Schedule, with the following material contents: {*}

Phase 2:	The phase including the design, preparation, performance, completion and inspection of such part of the Works as further described in Appendix 1, including all relating ancilliary or completing works and services, and as to be rendered by the Contractor in observance of the Practical Completion Date for Phase 2 as set forth in the Time Schedule, with the following material contents: {*}

PUE Factor:	Yearly average power usage efficiency factor designating the ratio of total amount of power used by the Data Centre facility to the power delivered to the IT equipment and to be measured in accordance with the specification and procedure as set forth in clause 14 of the Agreement.

Proposal:	The offer, attached as Appendix 2, of the Contractor for performing and completing the Works as per the Employer’s Requirements.
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Practical Completion:	Means that the Works for the relevant Phase (i.e., as applicable, Phase 1 or Phase 2) have been carried out to such a stage and degree that they can be taken over and that such Works and the Data Center can be fully used by the Employer for their intended purpose and that any items of work or supply then outstanding or any defects then patent are of a trivial nature only and are such that their completion or rectification does not interfere with or interrupt the commissioning and the use of the Works and/or the Data Center.

Practical Completion Certificate:	The certificate issued by the Employer as per clause 13.8 of the Agreement.

Practical Completion Date:	The relevant date on which all the Works for the individual Phase (i.e., as applicable, Phase 1 or Phase 2) necessary to achieve Practical Completion should be completed by the Contractor as agreed by the Parties and stipulated in the Time Schedule (as set out in Appendix 3). Both the Practical Completion Date for Phase 1 and the Practical Completion Date for Phase 2 are binding for the Contractor.

Purchase Order:	The document used by the Employer to accept the offer from the Contractor to perform additional work or charges, a copy of which is attached as Appendix 9.

Retention Sum:	{*} of each amount due pursuant to the Payment Schedule.

Site:	Location where the Works are performed; being {*} (Zur1.3).

Site’s access procedure	Appendix 12 to this Agreement.

Time Schedule:	Appendix 3 to the Agreement.

Works:	Any demolition and construction works or other services necessary to construct a Data Centre at the Site in accordance with the specifications in the Design Documents and the Employer’s Requirements.

(1)	The headings to clauses and Appendices to this Agreement are inserted for convenience only and shall not affect the interpretation or construction of this Agreement.
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(2)	Words and definitions importing the singular shall include the plural and vice versa.

(3)	References to clauses and Appendices are references to the relevant clauses in and Appendices to this Agreement.

(4)	No general terms and conditions of the Contractor are applicable as between the Parties.

1.	Order of Precedence

1.1	If there is any discrepancy between the Contract Documents, the order of precedence is: (1) this Agreement, (2) Employer’s Requirements (Appendix 1), (3) the Design Documents; and (4) all other Appendices.

2.	Object of agreement

2.1	The object of the Agreement is 1) the performance and completion by the Contractor of the Works and 2) the payment of the Lump Sum Price by the Employer; all in accordance with the terms as set forth in the Contract Documents and any alterations thereof pursuant to the issuance by the Employer and the acceptance by the Contractor of Purchase Orders.

3.	Preparation of the Works

3.1	The Contractor undertakes to prepare and finalise the Design Documents for approval by the Employer and deliver the same to the Employer in accordance with the Time Schedule. The Design Documents will be based on and comply with the Employer’s Requirements, the Proposal and the Time Schedule and will contain, among other things, a factual build out specification for the Site.

3.2	Instruction by the Employer, including the Employer’s Requirements, shall not relieve the Contractor from his duty to verify these instructions for correctness, conformity with the Proposal and expediency in accordance with the Time Schedule or from the responsibility for his Works. Consequently, if the Contractor has any doubts with respect to the instructions received, including the Employer’s Requirements, or with the manner in which they are carried out, then he shall inform the Employer and submit counter-proposals within {*} working days.

3.3	The Employer shall review the Design Documents and notify the Contractor of its written objections within {*} working days of receipt of the Design Documents as finalised by the Contractor. The review of the Design Documents by the Employer does not release the Contractor from his liability for any errors, miscalculations or other mistakes in the Design Documents.
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3.4	The Contractor shall within {*} working days of receipt of the objections of the Employer to the Design Documents notify the Employer in writing either that it will comply with the recommendations, if any, made by the Employer or of its further proposals. Upon receipt by the Employer of such notification, the procedure of clause 3.3 shall be followed.

3.5	On approval by the Employer of the completed Design Documents, the Employer and the Contractor shall jointly sign off the completed Design Documents. The review and approval of the Design Documents by the Employer does not release the Contractor from its obligation to perform and execute the Works in full compliance with this Agreement, including the Employer’s Requirements and the Time Schedule, and in accordance with the newest state of the technology.

3.6	Except in so far as already applied for by the Employer and/or in so far the Employer by law is obliged to apply, the Contractor shall obtain all necessary planning permissions, approvals or equivalent consents, authorisations or licenses required by local laws, rules and regulations for the performance and completion of the Works according to the Time Schedule. The Employer or the Contractor, respectively shall at all times insure receipt of these approvals at such time that this does not create delays in relation to the Time Schedule.

4.	Performance and completion of the Works

4.1	The Contractor shall perform and complete the Works in accordance with the Agreement in general and the approved Design Documents and the Time Schedule in particular. The Works must comply with all known scientific and technological standards, knowledge and procedures with due regard to an economic mode of operation.

4.2	The Contractor shall perform and complete the Works in accordance with the Contract Documents and all applicable local laws, rules, regulations and codes of practice as applicable from time to time during the Construction Period and shall ensure that the Site complies with all applicable local laws, rules, regulations and codes of practice during the Construction Period as well as at Practical Completion.

4.3	The Contractor shall perform and complete the Works in a good and workmanlike manner, in accordance with the newest state of the technology and using only suitable good quality materials and equipment. He warrants that his employees, representatives and sub-contractors are qualified and of good reputation;

4.4	The Contractor will immediately notify the Employer if he detects any defaults, mistakes, errors in the design, in the Design Documents, in Employer’s Requirements or in the performance and completion of the Works.

4.5	In the performance and completion of the Works, the Contractor shall:
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4.5.1	at all times comply with the Time Schedule, subject only to the extensions permitted under clause 7;

4.5.2	Co-operate and procure that his employees, representatives and subcontractors will co-operate with the Employer’s Representative.
4.6	The Contractor shall perform and complete the Works in accordance with the Time Schedule.

4.7	In case of any additions or alterations to the Works (irrespective of whether this is the result of a Purchase Order), the Contractor shall provide marked up drawings to the Employer’ Representative.

4.8	The Contractor shall prepare a full architectural and technical documentation both in German and one in English, including drawings and descriptions.

4.9	The Contractor is responsible for the security on-site with regard to the Site, all materials, tools and equipment used for the performance and completion of the Works and the safety of all persons present at the Site, until the Practical Completion and subject to Appendix 12.

4.10	The Contractor has to provide for and use its own power supply during the construction. Water will be provided by the Employer, or its Landlord, at the Contractor’s expense. Use of the sewage system during construction will be made available by the Employer or its landlord. Toilettes or latrines will be provided by the Employer. However, it is the Contractor’s responsibility to provide for the cleaning of such facilities.

4.11	At any time during the Construction Period, the Contractor is not allowed to use the Employer’s facilities for its own benefit and staff. The Contractor shall see to it that its employees, representatives, subcontractors and suppliers will have a site hut at the building Site for their use, which is in accordance with local regulations.

4.12	The Contractor shall keep the Site clean during the performance and completion of the Works. Upon Practical Completion, the Contractor shall clean the Site and shall ensure that all packaging material and remainder of material used during the performance and completion of the Works is removed. All other materials shall be stored outside the Site.

4.13	The Contractor shall at its own costs apply for, possess and maintain any authorization, license, registration, and/or permit which is required to enable it to perform the Works. The Contractor shall comply with the conditions as set forth in such authorization, license or permit and shall indemnify and keep indemnified the Employer for any claim by a third party in respect of damages, losses or costs suffered, or for such other costs as incurred by the Employer, due to the Contractor’s non-compliance with the aforementioned obligations. Solely the Contractor shall be responsible for all matters concerning his personnel, such as, but not limited to, engagement, dismissal,
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remuneration, holiday pay and sickness benefits, insurances, including social insurances, taxes transport to and from the Site, board and lodging, etc.
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5.	Changes to the Works

5.1	The Employer has the right, subject to the provisions of this clause and to the Contractor’s right of objection on reasonable grounds, to issue a request effecting a Change.

5.2	Requests for a Change will be made through a Change Request.

5.3	The Contractor shall within {*} working days after receiving a Change Request notify the Employer in writing whether he has any objection to the Change. In the absence of such notification by the Contractor, it shall be deemed to have no objections against the Change and the Contractor shall provide the Employer within {*} working days from receipt of the Change Request with an offer to perform the Change, containing:
•	The period of time required for the performance and completion of the Change;

•	A cost estimate detailing all specific items related to the Change, including the pricing for each item required to perform and complete the Change;

•	Confirmation whether the performance and completion of the Change will have an impact on the relevant Practical Completion Date, and if so what that impact will be.
5.4	Subsequent to receipt of the offer from the Contractor, the Parties will use every effort to agree on the conditions and a fixed price under which the Change can be performed. The Parties will also discuss impact of the Change on the relevant Practical Completion Date.

5.5	If the Parties come to an agreement, the Employer will provide the Contractor with a Purchase Order reflecting the Change, the agreed fixed price and, if applicable, the new Practical Completion Date. If the Parties do not come to an agreement or if the Employer does not provide the Contractor with a Purchase Order within {*} calendar days from receipt of the offer, the Change is deemed not to have been accepted.

5.6	If the Contractor has performed and completed the Change and the actual costs exceed the lump sum price for the same as reflected in the Purchase Order, the Employer shall not be responsible for such excess, which shall be borne by the Contractor.

5.7	The Contractor shall use reasonable endeavors to re-use where possible items previously charged by the Contractor in relation to the performance and completion of the Works and/of any prior Changes.
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5.8	The Contractor shall perform and complete the Change by the date as reflected in the Purchase Order.
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5.9	If the Contractor does not submit to the Employer an offer for the Change within the time-period specified in clause 5.3 or if the Change has not been accepted by the Contractor or if the Parties do not come to agreement, the Employer can involve a third party to perform the Change, provided that such third party undertakes to perform its works in full compliance with all terms and conditions of this Agreement. The Contractor and the Contractor’s Representative will use best efforts to facilitate the third party and will procure that their employees, representatives and sub-contractors will do the same.

6.	Lump Sum Price and payment for Changes

6.1	The Lump Sum Price is CHF 25.000.000 (twenty-five million Swiss franc), exclusive of Value Added Tax. The Lump Sum Price is made up of the following amounts per the individual phase:
•	Phase 1: {*};

•	Phase 2: {* }.
It is explicitly agreed by the Parties that in case that the Employer elects to terminate this Agreement in accordance with clause 22.4, the entire and exclusive compensation payable to the Contractor is the lump sum of {* }, subject only to such additional payment as owed by the Employer under a Purchase Order for an agreed Change as per clause 5.5.

6.2	The Lump Sum Price is the exclusive and sole compensation for the Contractor for all activities he has to undertake in order to prepare, perform and complete the Works up to the standards as described in the Employer’s Requirements, the Design Documents, the Proposal and any other written instrument as exchanged between the Parties prior to or during the Construction Period.

6.3	The Lump Sum Price shall be paid to the Contractor in accordance with the Payment Schedule.

6.4	All payments shall be effected by bank transfer into the current bank account designated by the Contractor for this purpose and as it will be reflected on the invoice. The payment term shall be in accordance with the Payment Schedule and subject to prior approval of the invoice by the Employer’s Representative.

6.5	The Employer shall retain from each payment the Retention Sum. Upon the issuance of the Practical Completion Certificate for Phase 2, {*} of the accumulated Retention Sum for Phase 1 and Phase 2 will be released. The final {*} of the accumulated Retention Sum will be released upon expiry of the Defect Liability Period of Phase 2. If the Employer opts to terminate this Agreement in accordance with clause 22.4, {*} of the accumulated Retention Sum for Phase 1 will be released upon issuance of the Practical Completion
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Certificate for Phase 1. The final {*} of the accumulated Retention Sum will be released upon expiry of the Defect Liability Period of Phase 1.
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6.6	In case of any additional work or Changes, the Contractor is only entitled to receive payment if and to the extent that such additional work or Changes have been performed pursuant to a duly signed Employer’s Purchase Order and to the extent the invoice is in accordance with the amount as mentioned on the Purchase Order. Clauses 6.4 and 6.5 apply to payment for Changes.

7.	Adjustments to the relevant Practical Completion Date

7.1	In the event the performance and completion of the Works or a Change is demonstrably and exclusively delayed by one or several of the following causes without any fault of the Contractor:
(a)	A breach of this Agreement by the Employer;

(b)	Changes in mandatory local rules and regulations that require adjustments to the performed or completed Works or Changes to the extent the coming into force of such rules or regulations could not be anticipated by the Contractor;

(c)	The performance and completion of an agreed Change Request, for the number of days as specified at the applicable Purchase Order; and

(d)	Force Majeure;
then and to the extent that Practical Completion for the relevant Phase is demonstrably and exclusively delayed due to one or several of such causes, the relevant Practical Completion Date shall be adjusted by the number of days the performance and completion of the Works or a Change is delayed as a result of such cause or causes. An adjustment of the Practical Completion Date of Phase 1 does not entitle the Contractor to an according adjustment of the Practical Completion Date of Phase 2. Any other delays for whatever reason do not entitle the Contractor to an adjustment of the relevant Practical Completion Date.

7.2	As soon as it becomes reasonably apparent that the progress of the Works is being or is likely to be delayed for any reason, the Contractor shall forthwith give written notice to the Employer of the cause or causes of the delay and an estimate of the expected delay in the performance and completion of the Works. Failure to do so results in the Contractor being prevented to claim for an adjustment of the relevant Practical Completion Date.

8.	Late completion of the Works

8.1	If the Contractor fails to meet the relevant Practical Completion Date, it shall, without notice or warning, be in default, and it shall pay to the Employer a penalty of {*} of the relevant Lump Sum Price for each
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calendar day that the relevant Practical Completion Date is exceeded. The maximum amount of the penalty will not exceed {*}.

8.2	Any such penalties shall be payable weekly in arrears with the last payment to be made on the date Practical Completion for the relevant Phase is finally achieved by the Contractor.
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8.3	The Employer shall be entitled to payment of the penalty without prejudice to any of its other rights or claims to or for compensation, including its right to claim performance of any or all obligation(s) in conformity with the Agreement, Employer’s right to claim damages and Employer’s right to terminate the Agreement.

8.4	The Employer may offset the amount of the penalty against any amount payable by the Employer to the Contractor or its successor or assignee.

8.5	The mere fact that the Employer does not expressly insist on the payment of any accrued penalties prior to, upon or immediately after the performance by Contractor of the delayed Works shall not constitute a waiver of the Employer’s right to request the payment of all accrued penalties and the Employer shall continue to be entitled to request all accrued penalties also after Practical Completion of the relevant phase has been achieved by the Contractor.

9.	Contractor’s Representative

9.1	The Works shall be carried out by a team of professionals, appointed and directed by the Contractor under his exclusive responsibility. The Contractor shall appoint a Contractor’s Representative, who will be fluent in both German and English and who will manage day-to-day operations at the Site (which includes the direct management of employees, representatives and sub-contractors working on the Site on behalf of the Contractor).

9.2	The Contractor’s Representative is responsible for the finalization of the Design Documents, the supervision of the performance and completion of the Works in accordance with the Design Documents. The Contractor’s Representative shall be sole representative of the Contractor, authorized to sign certificates in respect of performance and completion of Works and Changes.

9.3	The Contractor’s Representative shall be the Contractor’s sole interlocutor with Employer’s Representative in respect of all technical and operational issues arising in connection with the performance and completion of the Works and, prior to issuing the certificates, shall consult and seek to reach agreement with the Employer’s Representative on any of these matters.

10.	Employer’s Representative

10.1	The Employer’s Representative is German and English speaking and writing qualified professional.
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10.2	The Employer’s Representative shall be the Employer’s sole interlocutor with the Contractor’s Representative in respect of all technical and operational
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issues, arising in connection with the performance and completion of the Works.

10.3	The Employer’s Representative shall be authorized to enter into agreements with the Contractor’s Representative regarding all technical and business issues arising in connection with the performance and completion of the Works subject to the exception of clause 10.4. His signature on any certificates issued by the Contractor’s Representative shall be proof of the Employer’s approval of matters therein, subject to the exception of clause 10.4.

10.4	The Contractor herewith acknowledges that the Employer’s Representative has no authority under any circumstances to represent the Employer in agreeing to Changes. All Change Requests must be signed by both the Employer’s Managing Director and the Executive Vice President Operations {*}, in order to be binding on the Employer.

11.	Supervision of the Works

11.1	The Contractor shall provide for transparent and up-to-date administration of the performance and completion of the Works and of the Changes, which administration will be maintained in German.

11.2	The Contractor shall keep a daily German-written logbook recording the progress of the Works and Changes, all relevant events related to the performance and completion of the Works and Changes and of any deviations from the Design Documents. The Employer and the Employer’s Representative may at any time during the Construction Period consult the logbook and require copies. A full copy of the logbook is handed over to the Employer upon Practical Completion.

11.3	The Contractor’s Representative and the Employer’s Representative shall meet at least once a week to check daily logbooks, to monitor and discuss the progress of the Works and the Changes and to discuss any other relevant subject. In the event that either of the Parties requests intermediate meetings, any such additional meeting(s) shall be arranged within three days from a written notice to that effect. All meetings will be held at the Site unless the Contractor’s Representative and the Employer’s Representative agree to meet at another location.

11.4	Draft minutes of each meeting shall be prepared by or under the responsibility of the Contractor’s Representative. The draft minutes shall be sent to the Employers’ Representative as early as possible prior to the next meeting and, if agreed upon by the Employer’s Representative, signed by both the Contractor’s Representative and the Employer’s Representative. Only by undersigning the minutes of a meeting will they be deemed to have been accepted by the Employer.

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11.5	All written correspondence between the Parties shall be incorporated in the next succeeding meeting minutes.

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11.6	For clarity sake, the Employer shall have access to the Site (without consent being required from the Contractor) at all time and without any delay.

12.	Commissioning

12.1	As soon as all Site constructions and the installation (incl. equipment specific testing) of the equipment for the relevant Phase have been duly completed by the Contractor and the Works (incl. any Changes) for this Phase are ready for commissioning, the Contractor shall notify the Employer thereof in writing. The Employer shall receive this notification prior to the Start of Commissioning date {*} as specified in the Time Schedule.

12.2	The Contractor shall be responsible for the initial start-up of the equipment and the commissioning, which shall be conducted by him in accordance with the Employer’s instruction and the rules set forth in Appendix 14, including the DER version 3.1 as referenced in Appendix 1, and shall be started no later than the Start of Commissioning date and be concluded prior to the Practical Completion Date as specified in the Time Schedule.

12.3	The Contractor shall, as an integrated part of the commissioning,
•	make all checks, testing, measurements and recordings necessary to assess whether the Works (and any Changes), including all systems and sub-systems, fully comply with the contractual specifications and required performance criteria;

•	make all such adaptations, rectifications and adjustments with respect to any defects, malfunctioning or problems observed during commissioning, so to bring the Works (and any Changes) in compliance with the contractual specifications and required performance criteria and as necessary for enabling the Employer to take up problem-free Data Centre operations as of the Practical Completion Date.

•	make all such further checks, testing, measurements and recordings as necessary to duly establish and document that the Works (and any Changes), including all systems and sub-systems, fully comply with the contractual specifications and required performance criteria, and submit such documentation and test protocols to the Employer as a basis for the Final Inspection.
12.4	Upon completion of commissioning (including the submission of the documentation and test protocols to the Employer) the Contractor shall give written notification to the Employer that the Works (and any Changes) of the relevant Phase are ready for Final Inspection.

13.	Final Inspection of the Works and of Changes for the relevant Phase

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13.1	As soon as practical upon the Contractor’s notice in compliance with clause 12.4 the Parties shall proceed to the Final Inspection and jointly inspect the

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Works (and any Changes), perform such further checks and tests of the systems, sub-systems and equipment as necessary for such purpose.

13.2	Unless the Employer finds defects (including any deficiencies, shortcomings or any other problems of a technical or structural nature in the Works) other than Minor Defects or finds outstanding items of work or supply which are not of trivial nature only, he will confirm the handover of the Works within five working days after the joint inspection.

13.3	If the Employer does not agree with the handover of the Works due to defects other than Minor Defects or outstanding items of work or supply which are not of trivial nature only, he will within {*} working days of the inspection inform the Contractor thereof in writing and provide the Contractor with a list of such defects and outstanding items.

13.4	The Contractor shall immediately take all necessary steps and actions to correct these defects and/or procure the outstanding items as soon as possible. Upon completion he shall set a new date for inspection and invite the Employer for a renewed inspection, whereupon the procedure as per clauses 13.2 and 13.3 applies.

13.5	If the Employer agrees with the handover of the Works upon Final Inspection (or, as applicable, the repeated inspection as per clause 13.4):
13.5.1	the Employer will provide to the Contractor with a list outlining the Minor Defects and the minor outstanding items as observed during the inspection;

13.5.2	the Contractor will make available a complete set of drawings reflecting in detail the structural and electrical design of the Site upon the handover of the Works.

13.5.3	the Contractor shall correct all Minor Defects, procure any outstanding items as well as any other deficiencies or defects observed after Final Inspection as soon as possible, but in any event within thirty calendar days from notification of such defects and outstanding items, and submit to the Employer a written confirmation that and how these defects and outstanding items have been solved.
13.6	Upon completion of the corrections by the Contractor of the defects and outstanding items as notified by the Employer under clause 13.5.1, the Parties shall again jointly inspect the Works, which inspection shall be attended by duly authorized representatives of the Contractor and the Employer, as well as by the Contractor’s Representative and the Employer’s Representative.

13.7	If the Employer does not agree with such corrections, he will notify the Contractor thereof in writing and provide the Contractor with a list of the

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remaining defects and outstanding items. The Contractor shall take all necessary steps to correct the remaining defects and procure the outstanding items immediately, but in any event within ten calendar days from notification. Upon completion he will invite the Employer for a new inspection of the items on the list in accordance with clause 13.6. If the defects and outstanding items

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have not been corrected, the Employer may, without further notice, transfer the correction works to a third party at the cost and risk of the Contractor.

13.8	If the Employer agrees with the corrections made by the Contractor, the Employer will issue the Practical Completion Certificate as per Appendix 7.

13.9	Practical Completion is, subject to clause 13.10, deemed to have been achieved for the relevant Phase on the following date:
•	if upon Final Inspection of the Works as per clause 13.1 the Employer finds no defects other than Minor Defects and no outstanding items of work or supply which are not of trivial nature only, on the date of the written notification of the Contractor as per clause 12.4 that the Works are ready for Final Inspection;

•	if upon inspection of the Works as per clause 13.1 the Employer finds defects other than Minor Defects or finds outstanding items of work or supply which are not of trivial nature only, on the date of the repeated inspection as per clause 13.4 provided that this repeated inspection confirms that the defects and outstanding items have been rectified by the Contractor;

•	if the repeated inspection of the Works as per clause 13.4 shows that not all defects or outstanding items as notified have been rectified on such date, on the date on which the rectification of the remaining defects or the outstanding items have been completed and inspected.
13.10	Any defects other than Minor Defects or outstanding items of work or supply which are not of trivial nature only that are subsisting after the Practical Completion Date as per the Time Schedule shall prevent Practical Completion and result in penalties as per clause 8 above.

13.12	The Contractor shall provide the operating, maintenance and as-built drawings in accordance with Annex 13 to this Agreement.

14.	Guarantee of PUE Factor

14.1	The Contractor guarantees that the PUE Factor will not exceed {*}.

14.2	The PUE Factor will be measured twice for each Phase, under normal operating conditions at full load, namely:

•	The first measuring will take place during the Integrated Site Acceptance Test (as described in clause 12 to this Agreement); and

•	The Second measuring will take place on the statistically warmest day of the year the Practical Completion of the relevant Phase took place or on the statistically warmest day of the calendar year following such Practical Completion, whichever occurs first. In order to designate the statistically warmest day, the records of local weather monitoring for the last 20 years as

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made by the Federal Office of Meteorology and Climatology MeteoSwiss, measuring station Oberglatt, are conclusive.

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14.3	It is the Contractors responsibility to provide, at his own costs, the necessary equipment to simulate full load. The specific dates for taking measurements shall be set at least five days in advance. The measurements shall be made in the presence of both Parties.

14.4	The guaranteed PUE Factor is considered met if for each Phase the average of both measurings results does not exceed the factor {*}.

14.5	In the event the PUE Factor is not met, the Contractor is obliged to do any necessary work required in order to comply with the guarantee as set out in clause 13.1. The Contractor should bear all such costs.

15.	Defect Liability Period

15.1	The Contractor guarantees that all Works, for the duration of the Defect Liability Period, are free from defects, have the contractually agreed upon or warranted characteristics and permit a purposeful, trouble-free operation of the Data Centre. This guarantee is notwithstanding any other rights the Employer may have under the applicable law and/or the Agreement.

15.2	The Defect Liability Period starts, separately for each of the two Phases, on the date of issuance of the Practical Completion Certificate for the relevant Phase and ends {*} months thereafter unless extended pursuant to clause 7.1 or clause 7.2.

15.3	The relevant Defect Liability Period shall be extended by a period equal to the period between notification of a defect by Employer and the completion of the rectification of such defects by the Contractor.

15.4	In order to synchronize the Defect Liability Periods for the two Phases, the Employer may opt, at any time during the Defect Liability Period for Phase 1, to acquire an extension of this Defect Liability Period for the remainder period of the Defect Liability Period of Phase 2. This means that in case the Employer exercises his option, the Defect Liability Period for both Phases shall be the same. Clause 14.3 is applicable to such uniform period. If Employer elects to exercise this option, he shall issue a Purchase Order. The price for such extension will be negotiated by the Parties.

15.5	The Employer may notify a defect at any time within the relevant Defect Liability Period. The fact that a defect could have been detected or has been detected at the occasion of a inspection contemplated in clause 12 above, does not prevent the Employer from notifying such defect and requesting its rectification (or invoking any other warranty right it may have under this Agreement or under the applicable law) at any time during the Defect Liability Period.

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15.6	The Contractor shall, immediately upon receipt of a written notice from the Employer remedy and repair any defects in the Works or the Changes, without any cost to the Employer.

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15.7	The Contractor agrees to meet with the Employer within {*} days prior to the end of the relevant Defect Liability Period at the latest for an inspection of the Works. All deficiencies not caused by the Employer shall be listed. Contractor agrees to correct all deficiencies, identified in this meeting, within {*} days after the date of said meeting. If the deficiencies are not adequately corrected, Employer may engage an independent contractor to correct the deficiencies at the Contractor’s expenses and risk. Final payment or any other act by the Employer, including the engagement of a third party to provide service and maintenance of the Works after the Practical Completion, shall not relieve the Contractor of his obligations pursuant to this clause 14.

15.8	The statute of limitations for any warranty right or any claims of the Employer arising out of a defect notified by the Employer within the applicable Defect Liability Period shall be five years starting from the date of expiry of the applicable Defect Liability Period.

16.	Contractor’s Liability

16.1	The Contractor shall be fully liable for the proper preparation, performance and completion of the Works and the Changes in accordance with the terms and conditions of the Contract Documents. The Contractor’s aggregate liability for breaches of this Agreement shall be limited to the maximum amount of {* }.

16.2	The Contractor shall be fully liable for any acts and omissions of its employees as well as for any acts and omissions of any other companies or persons he engages (including, but not limited to sub-contractors) for the performance and completion of the Works and the Changes. The Contractor shall be also fully liable for the payment of any taxes and social security premiums for employees and sub-contractors in accordance with the applicable laws.

16.3	The Contractor shall hold harmless the Employer with respect to any claims brought against the Employer for which the Contractor is liable pursuant to clause 16.1 and 16.2.

16.4	The Contractor shall hold harmless and indemnify the Employer in respect of any liability, loss, claim or proceedings whatsoever arising in respect of death or personal injury to any persons employed or contracted by the Contractor occurring on the Site in the course of the performance and completion of the Works.

16.5	The Contractor will hold harmless and indemnify the Employer in respect of any claims of third parties regarding the performance of the Agreement, including but not limited to claims of subcontractors.

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16.6	The Contractor shall be fully responsible that all of his sub-contractors are being paid by him in time and he shall take all necessary steps to avoid that any of his sub-contractor register a security interest of craftsmen and contractors in the meaning of Article 839 of the Swiss Civil Code (so-called

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Bauhandwerkerpfandrecht) on the real estate where the Data Center and/or Site is located or apply for the provisional registration of such security. In particular, the Contractor undertakes to immediately provide such security as necessary in the meaning of Article 839(3) of the Civil Code in order to avoid or to cancel any (provisional or definite) registration of a security interest by one of his sub-contractors.
16.7	Notwithstanding anything to the contrary, the Contractor shall, to the extent permitted by law, not be liable for any indirect or consequential damages or losses including, but not limited to, loss of revenue, loss of use, loss of production, costs of capital or costs connected with interruption of operation, irrespective whether a claim by the Employer is based on contract, tort or any other legal ground.

17	Employer’s Liability

17.1	If the Contractor terminates the Agreement as a result of a serious breach of contract by the Employer, the Employer shall be liable only for payment for such portion of the Works as already completed by the Contractor up to the date of such termination. The Contractor is only entitled to terminate the Agreement if the Employer is in serious breach of a fundamental obligation under this Agreement and the Employer, despite the Contractor’s written notice of serious breach has not remedied the breach in accordance with this Agreement within {*} calendar days of receipt of such notice.

17.2	Notwithstanding anything to the contrary, the Employer shall, to the extent permitted by law, not be liable for any indirect or consequential damages or losses including, but not limited to, loss of revenue, loss of use, loss of production, costs of capital or costs connected with interruption of operation, irrespective whether a claim by the Constructor is based on contract, tort or any other legal ground.

18.	Intentionally omitted

19.	Effective date of the Agreement

19.1	This Agreement shall come into effect on the Contract Commencement Date.

20.	Insurance

20.1	The Employer shall take out and maintain, for the duration of the Construction Period an insurance (CAR), covering the full costs of reinstatement of the Site including but not limited to the costs of demolition

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and of site clearance, professional fees, building costs and proper allowance of increases thereof.

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21.	Force Majeure

21.1	The Parties shall be relieved from the liability for the non-fulfillment of their obligations under the Agreement due to an unforeseeable event beyond the control of the Parties which prevents or materially delays, at no fault of the Party invoking such event, the progress of the Works (herein a “Force Majeure” event), including but not limited to:
(a)	acts of God;

(b)	strike or lock out (excluding strike or lock out of employees of the Contractor or of its subcontractors occurring during the performance and completion of the Works);

(c)	acts of Government;

(d)	war;

(e)	riot;

(f)	terrorism.
21.2	The Party claiming the occurrence of an event of Force Majeure must notify in writing the other Party, within {*} calendar days of becoming aware of such event. Such notice will at least contain information about the date of commencement and termination of the event, which contractual obligation is prevented or delayed and how long such prevention or delay is expected to continue, and shall provide evidence for the existence of the Force Majeure event. Failure to deliver such a notification in time shall lead to impossibility to invoke Force Majeure.

21.3	The Contractor shall continue to use his best efforts to perform and complete the Works and to minimize the effects of the Force Majeure event on the performance of his obligations under this Agreement.

21.4	The Parties shall, upon receipt of the notice of Force Majeure, confer with each other promptly to attempt to alleviate the cause(s) for the event of Force Majeure, and shall seek reasonable alternative methods of achieving the same performance objectives under the Agreement.

22.	Suspension of Obligations and Termination of the Agreement

22.1	The Employer shall be entitled to suspend payments to the Contractor in the event that the Contractor is in serious breach of the Agreement (including, but not limited to non- compliance with the Time Schedule), and the Contractor has not remedied the breach within {*} calendar days of receipt of a written notice of default. The value of the payment the Employer is entitled to suspend corresponds with the value of the portion of the Works that is impacted by the breach. After the breach has been remedied, the Employer shall pay the suspended amount to the Contractor within {*} calendar days.

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22.2	The Employer is entitled to terminate the Agreement in the event that the Contractor is in serious breach of the Agreement (including, but not limited to

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non- compliance with the Time Schedule), and (i) has not started to remedy the breach within {*} calendar days of receipt of a written notice of default from the Employer and (ii) has not remedied the breach in accordance with the Agreement within {*} calendar days of receipt of such notice of default.
22.3	Either Party may terminate the Agreement if the other Party:
(i)	becomes insolvent, or voluntary or involuntary insolvency proceedings are instituted by or against such other Party; or

(ii)	the other party makes an assignment of all or substantially all of its assets for the benefit of its creditors or the other party makes a likewise arrangement for the benefit of its creditor; or
22.4	The Employer may elect not to proceed with the construction of Phase 2 and for that purpose the Employer is entitled to terminate this Agreement by written notice to the Contractor to be made no later than {*} to the Contractor, without incurring any costs, liability and/or penalty. For clarity sake, the Contractor is, if the Employer exercises his option not to proceed with Phase 2, not entitled to any payment, remuneration, compensation, loss of anticipated profits, etc., with respect to the Works for Phase 2 and the Employer’s sole remuneration shall be the lump sum amount for Phase 1, being {*}, as stipulated in clause 6.1 of this Agreement.

23.	Representations and Warranties

23.1	The Parties each represent:
a)	to be legal entities validly organized and existing in accordance with the laws of their respective countries and to be of good financial standing;

b)	to have full legal capacity to act and sign the Agreement and to fully and accurately perform their respective obligations arising from the Agreement;

c)	to have fulfilled all the legal requirements in force in their respective countries necessary for the execution of the Agreement;

d)	that its execution and fulfillment of the Agreement does not involve a breach of any current contractual or legal obligation.
24.	Notices; Representatives

24.1	Any notice required under this Agreement must be in writing.

24.2	Notices served under this Agreement shall be valid only if made in writing sent by facsimile, Electronic Message, courier or registered mail to the duly authorized persons. The duly authorized representation and the addresses of Employer and Contractor are as follows:

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The Employer	Interxion (Schweiz) AG For the Attention of the Managing Director

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	Address:	{*}

	Fax:	{*}
	E-mail:	{*}

The Contractor	Beacon Solutions AG
For the Attention of {*}
	Address:	{*}

	Fax:	{*}
	E-mail:	{*}
24.3	The following persons are appointed as representatives:

Employer’s Representative	Name:	{*}
	Address:	{*}

	Telephone:	{*}
	Fax:	{*}
	E-mail:	{*}

Contractor’s Representative	Name:	{*}
	Address:	{*}

	Telephone:	{*}
	Fax:	{*}
	E-mail:	{*}
25.	Assignment

25.1	Neither the Agreement nor any rights or obligations arising from it may be assigned to a third party without the prior written consent of the other Party.

26.	Sub-contracting
26.1	The Contractor has the right to subcontracting all or part of his obligations under this Agreement, subject to informing the Employer before the engagement of any subcontractor of the name and contact details of such subcontractor.

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26.2	The Employer, acting reasonable, has the right to object within {*} working days after having received the notification to any suggested subcontractor in which case the Contractor will suggest another subcontractor.

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27.	Confidentiality

27.1	Each Party will keep the conditions of the Agreement confidential and shall not disclose its content to any third persons without the prior written consent of the other Party except:
(a)	as required by law;

(b)	in so far as is necessary for the proper execution of the Agreement to his employees, officers and advisers and (in the case of the Contractor) to his subcontractors), or (in the case of the Employer) to affiliates;
28.	Miscellaneous

28.1	If at any time any provision of the Contract Documents is deemed to be or becomes void or otherwise unenforceable, such determination shall not affect the validity or enforceability of the remaining provisions.

28.2	Any amendment of or addition to the Contract Documents must be made in writing, signed by the duly authorized representatives of the Parties and attached to the Contract Documents.

28.3	In the course of execution of the Agreement, the Contractor will be acting at all times as an independent Contractor and not as an employee of Employer. Neither the Contractor, nor its employees, agents, and representatives shall have authority to act on behalf of, or legally bind the Employer.

28.4	The Contractor shall retain in its sole custody, except as required for the performance of the Agreement, all drawings, plans, specifications, documentation and any copies thereof furnished by Employer. All such drawings, plans, specification and documentation and the copyrights thereof remain the property of the Employer.

28.5	None of the aforementioned documents shall be used by the Contractor for any purpose other than the fulfillment of his obligations under this Agreement.

29.	Disputes and Applicable Law

29.1	This Agreement and all Contract Documents shall be governed by the substantive laws of Switzerland. The application of the United Nations Convention on Contracts for the International Sale of Goods of 11 April 1980 shall be excluded.

29.2	Any dispute, controversy or claim arising out of or in relation to this contract, including the validity, invalidity, breach or termination thereof,

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shall be finally settled by arbitration in accordance with the Rules of Arbitration of the Zurich Chamber of Commerce in force on the date when the request for arbitration is submitted in accordance with these rules. The seat of the arbitration shall be in Zurich. The arbitral proceedings shall be conducted in English.

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